SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  May 10, 2000
                Date of Report (date of earliest event reported)


                                INFOGRAMES, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                  (IRS Employer Identification No. 95-3825313)
         (State of other jurisdiction of incorporation or organization)




                                417 Fifth Avenue
                               New York, NY 10016
                    (Address of principal executive offices)


                                 (212) 726-6500
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS
-------  ------------

CHANGE OF CORPORATE NAME

         On May 10, 2000, GT Interactive Software Corp. (the "Company") changed its name from "GT Interactive Software Corp." to "Infogrames, Inc." by merging a wholly-owned subsidiary of the Company with and into the Company pursuant to
Section 253 of the Delaware General Corporation Law. The sole purpose and effect of the merger was to change the name of the Company to Infogrames, Inc. The Company continues to be listed on the Nasdaq National Market under the trading symbol "GTIS".

         The Company's name change is reflective of the new corporate branding strategy being implemented by the Company and Infogrames Entertainment S.A., its indirect majority shareholder. Pursuant to this branding strategy, the Company will adopt the Infogrames brand across the Company and its products.

         A copy of the press release issued by the Company announcing, among other things, the name change, dated as of May 10, 2000, is attached hereto as
Exhibit 99.1. In addition, a copy of the Certificate of Ownership and Merger, which was filed with the Secretary of State of the State of Delaware to effect the name change, is attached hereto as Exhibit 3(i).1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
-------  ---------------------------------

(c)     Exhibits

The following exhibits are filed herewith:

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

99.1 Press Release, dated May 10, 2000, with respect to the Company's corporate name change

3(i).1            Certificate of Ownership and Merger, filed on May 10, 2000


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     INFOGRAMES, INC.


Date: May 16, 2000                   By:      /s/ Bruno Bonnell
                                              -----------------------------
                                              Name:    Bruno Bonnell
                                              Title:   Chairman of the Board and
                                                       Chief Executive Officer